                                CIATTI'S, INC.

                            SUBSCRIPTION AGREEMENT
                             For Fixed Term Notes

              5555 West 78th Street, Edina, Minnesota 55439-2702
           (612) 941-0108 extension 205 (800) 952-2809 extension 205

INVESTMENT INFORMATION:

Enclosed is $ _______________ for the purchase of Subordinated Note(s) as follows (minimum investment is $1,000 per note. Please make checks payable to Ciatti's, Inc.):

One Year Fixed Term Note     $ _______________    (desired amount of investment)

Three Year Fixed Term Note   $ _______________    (desired amount of investment)




OWNERSHIP INFORMATION:  (Select one of A, B, C, or D)
Ownership of Notes will be registered exactly as written below.

A.    [_]    Individual
                                    --------------------------------             --------------------
                                    Name                                         Social Security #

             Beneficiary
                                    --------------------------------             --------------------
                                    Name                                         Social Security #

B.    [_]    Joint Tenants
             (with right of         --------------------------------             --------------------
             survivorship)          Name                                         Social Security #

                                    --------------------------------             --------------------
                                    Name                                         Social Security #

C.    [_]    Uniform Transfers
             to Minors Act          --------------------------------            --------------------       --------------
                                    Minor's Name                                Social Security #          Date of Birth

                                    --------------------------------            --------------------
                                    Custodian's Name (only one allowed by law)  Social Security #

D.    [_]    Corporation
                                    --------------------------------             -------------------
                                    Name                                         Taxpayer I.D. #

MAILING ADDRESS (Note Certificates and interest payments will be mailed only to the first address listed):

---------------------------------------------------      ------------------------------------------------------
Street Address                                           Street address of Joint Tenant, if any

---------------------------------------------------      ------------------------------------------------------
City                  State/ZIP     Day Telephone #      City                 State/ZIP

SIGNATURE:
I certify that (i) I am a resident of the State of Minnesota, (ii) I have received and read Ciatti's, Inc.'s Prospectus dated March xx, 1997, (iii) the number shown on this form is the correct Tax Identification Number of Social Security Number, and (iv) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. I understand that Ciatti's, Inc. may reject my offer to purchase a Note in whole or in part, and my offer to purchase Notes will not become effective until accepted by Ciatti's, Inc.


-------------------------------------------------------      ------------------------------------------------
Signature of Owner, Joint Tenant or Custodian.     Date      Signature of Joint Tenant, if any.          Date


           The offer to sell securities is made by Prospectus only.